UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

                On March 20, 2008, PharmAthene, Inc. and certain of its affiliates (including a newly-formed UK subsidiary) (collectively, “PharmAthene” or the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Avecia Biologics Limited and certain of its affiliates (collectively, “Avecia”) for the acquisition of all of the assets related to Avecia’s vaccines business which includes a second generation recombinant protective antigen (rPA) anthrax vaccine, a recombinant dual antigen plague vaccine and a third generation rPA anthrax vaccine program (the “Acquisition”).  In consideration for the Acquisition, PharmAthene has agreed to pay Avecia the following:

(i)

$10 million (exclusive of VAT) at the time of the consummation of the Acquisition (the “Initial Consideration”) subject to a working capital adjustment whereby the Initial Consideration shall be reduced or increased by an amount equal to the shortfall or excess over $100,000; plus

(ii)

an additional $10 million (exclusive of VAT) payable upon the earlier to occur of (a) the completion of a financing transaction in which PharmAthene receives gross proceeds of not less than $15 million and (b) the first anniversary of the consummation of the Acquisition which payment is to be secured by a letter of credit; plus

(iii)	additional contingent amounts payable upon the occurrence of certain events (the “Milestone Consideration”) as follows:

•                  $10 million upon the entry by PharmAthene into a multi-year funded contract with the US Department of Defense (or other agency or representative or sub-contractor of the US government) for the further development of Avecia’s pneumonic and bubonic plague (“rYP”) vaccine as a result of (a) a Resources Allocation Decision of the Resource Allocation Review Board and the Resource Allocation Advisory Committee of the US Department of Defense or (b) some other similar substantial funding in excess of $150 million (including the value of any option elements within such contract; and

•                  $5 million upon the entry by PharmAthene into a multi-year funded development contract to be issued by the Biological Advanced Research and Development Authority (part of the US Department of Health and Human Services) under solicitation number RFP-BARDA-08-15 for the further development of Avecia’s anthrax (“rPA”) vaccine; and

•                  $5 million upon the entry by PharmAthene into a contract or contracts for the supply of rPA vaccine into the Strategic National Stockpile; and

•                  in an amount equal to 2.5% of net sales (as defined under the Purchase Agreement) of rPA vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition after the first 25 million doses; and

•                  in an amount equal to 1% of net sales (as defined under the Purchase Agreement) of third generation anthrax vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition.

                In connection with the acquisition, PharmAthene and Avecia have agreed to enter into certain ancillary agreements upon the consummation of the Acquisition including, without limitation, transitional services agreements, laboratory facilities agreements, master services agreement, supply agreement and subcontract agreement which, in each case, provide for services to be performed by Avecia for PharmAthene both on a transitional and on a going-forward basis.  One of such agreements is a long-term manufacturing agreement for the supply by Avecia of the vaccines and component ingredients comprising the vaccines business purchased by PharmAthene in the Acquisition.

                Pursuant to the terms of the Purchase Agreement, consummation of the Acquisition is conditioned upon, among other customary conditions, the receipt of all consents, approvals and material permits (i) for the transfer by novation of the Avecia’s contracts with the Defence Science and Technology Laboratory, an agency of the UK Ministry of Defence, (ii) for the entry into a subcontract in respect to Avecia’s contracts with the National Institutes of Health, an agency of the US government, and (iii) for the transfer, whether by novation or assignment) of a particular grant from the National Institutes of Health referred to as the Challenge Grant.

                The Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Consent and First Loan Modification Agreement

                As previously disclosed, PharmAthene is a party to a $10 million secured credit facility evidenced by a Loan and Security Agreement, dated as of March 30, 2007 (the “Loan Agreement”), with Silicon Valley Bank and Oxford Finance Corporation (together the “Lenders”).  Under the credit facility, the Company has borrowed $10 million which bears interest at the rate of 11.5% per annum.  The Loan Agreement contains customary affirmative and negative covenants which, among other things, restrict the Company’s ability to undertake certain acquisitions, incur certain indebtedness or make certain investments.  As a consequence, PharmAthene sought to obtain the consent of its Lenders to the Acquisition and entered into a Consent and First Loan Modification Agreement, dated as of March 20, 2008, with the Lenders (the “Loan Modification Agreement”) pursuant to which, among other things, the Lenders consented to the Acquisition provided that (i) PharmAthene (or its UK subsidiary involved in the Acquisition) is the surviving entity in the Acquisition, (ii) the total initial cash consideration upon the consummation of the Acquisition does not exceed $11 million, (iii) the consummation of the Acquisition will not otherwise result in an Event of Default as defined under the Loan Agreement, after giving effect to the Acquisition and (iv) within 20 days following the consummation of the acquisition, PharmAthene shall cause its UK subsidiary to become a co-borrower or a secured guarantor under the Loan Agreement.

                The Loan Modification Agreement also amends the Loan Agreement to provide (i) that PharmAthene shall maintain, at all times, at a segregated account, at either Silicon Valley Bank or Silicon Valley Bank Securities, unrestricted and unencumbered cash or cash equivalents in the amount of at least one and one-quarter times all obligations of PharmAthene to the Lenders, (ii) that if PharmAthene or any of its affiliates creates or acquires any subsidiary, PharmAthene shall notify the Lenders and take all such action as to cause each domestic subsidiary to guarantee the obligations of PharmAthene under the Loan Agreement granting a continuing pledge and security interest in and to the assets of such subsidiary, (iii) that PharmAthene shall deliver to the Lenders a control agreement with M&T Bank granting the Lenders a first perfected security interest in the accounts of PharmAthene held at M&T Bank and (iv) amending the definition of “Material Adverse Change” under the Loan Agreement to provide that a Material Adverse Change shall be a determination of the Lenders based upon information available to it and in its reasonable judgment that there is a reasonable likelihood that PharmAthene shall fail to comply with one or more of the financial covenants contained in the Loan Agreement.

                It is contemplated that Silicon Valley Bank will issue the letter of credit in the amount of $10 million securing the deferred consideration payable under the Purchase Agreement.

                The Loan Modification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 8.01	Other Events.

                On March 20, 2008, the Company issued a press release with respect to the execution of the Purchase Agreement. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

NO.	DESCRIPTION
2.1

Sale and Purchase Agreement, dated March 20, 2008, by and among, PharmAthene, Inc., PharmAthene UK Limited and PharmAthene US Corporation and Avecia Investments Limited, Avecia Biologics Limited and Avecia Biologics, Inc.*

10.1	Consent and First Loan Modification Agreement, dated March 20, 2008, by and among PharmAthene US Corporation, Silicon Valley Bank and Oxford Finance Corporation

99.1	Press Release, dated March 20, 2008, announcing the execution of the Sale and Purchase Agreement.

*         Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements.  Forward-looking statements may be identified by words such as “believes”, “expect”, “anticipates”, “estimates”, “projects”,  “intends”, or the negative of such terms or other comparable terminology.  Such statements include, but are not limited to, statements about the expected benefits of the proposed transaction involving Avecia and the Company, including future financial results.  In addition, statements made in this Report and/or any of the exhibits filed or furnished herewith about anticipated financial results, future product advancements or potential regulatory awards or approvals are also forward-looking statements.  Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  The Company can give no assurance that the proposed transaction will be consummated or that conditions to consummation of the transaction will be consummated.  The Company undertakes no obligation to revise or update any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.
(registrant)

Dated: March 25, 2008	By:	/s/ David Wright
David Wright
President and Chief Executive Officer

Exhibit Index

NO.	DESCRIPTION
2.1

Sale and Purchase Agreement, dated March 20, 2008, by and among, PharmAthene, Inc., PharmAthene UK Limited and PharmAthene US Corporation and Avecia Investments Limited, Avecia Biologics Limited and Avecia Biologics, Inc.*

10.1	Consent and First Loan Modification Agreement, dated March 20, 2008, by and among PharmAthene US Corporation, Silicon Valley Bank and Oxford Finance Corporation

99.1	Press Release, dated March 20, 2008, announcing the execution of the Sale and Purchase Agreement.

*         Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.